CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	July 26, 2010
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2010 RESULTS

Second Quarter 2010 Highlights

▪	Net income of $5.1 million for the quarter
▪	Net interest margin of 4.09% for the quarter
▪	Net interest income increased $3.4 million or 11% over the second quarter of 2009
▪	Nonperforming assets not covered by loss share agreements increased $10.9 million during the quarter to $118.0 million
▪	Allowance for loan and lease losses increased during the quarter from 1.96% to 2.03% of total loans and leases

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income (in millions)	$5.1	$4.7	$10.4	$10.8
Net income available to common stockholders (in millions)	3.8	3.4	7.8	8.2
Diluted earnings per common share	0.23	0.21	0.47	0.50

Return on average assets	0.37%	0.36%	0.39%	0.45%
Return on average common equity	6.25	5.74	6.54	6.99
Net interest margin	4.09	3.92	4.12	3.93

 “Heartland’s second quarter earnings were an improvement over a year ago, but were tempered by an increase in nonperforming assets. While our strong net interest margin is a key driver of our core earnings potential, we are focused on reducing these problem credits. This will only enhance our ability to grow profitably in an economic recovery.”
  Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

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Dubuque, Iowa, Monday, July 26, 2010—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $5.1 million for the quarter ended June 30, 2010, compared to net income of $4.7 million for the second quarter of 2009.  Net income available to common stockholders was $3.8 million, or $0.23 per diluted common share, for the quarter ended June 30, 2010, compared to $3.4 million, or $0.21 per diluted common share, for the second quarter of 2009. Return on average common equity was 6.25 percent and return on average assets was 0.37 percent for the second quarter of 2010, compared to 5.74 percent and 0.36 percent, respectively, for the same quarter in 2009.

Net income recorded for the first six months of 2010 was $10.4 million, compared to $10.8 million recorded during the first six months of 2009. Net income available to common stockholders was $7.8 million, or $0.47 per diluted common share, for the six months ended June 30, 2010, compared to $8.2 million, or $0.50 per diluted common share, earned during the first six months of 2009. Return on average common equity was 6.54 percent and return on average assets was 0.39 percent for the first six months of 2010, compared to 6.99 percent and 0.45 percent, respectively, for the same period in 2009.

Earnings for the quarter and six months ended June 30, 2010, continued to be negatively affected by significant loan loss provisions. Growth in net interest income during the first half of 2010 compared to the first half of 2009 helped to offset decreases in the income associated with residential mortgage loan activity and gains on the sales of securities.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “Heartland’s second quarter earnings were an improvement over a year ago, but were tempered by an increase in nonperforming assets. While our strong net interest margin is a key driver of our core earnings potential, we are focused on reducing these problem credits. This will only enhance our ability to grow profitably in an economic recovery.”

Net Interest Margin Remains Above 4.00%; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 4.09 percent during the second quarter of 2010 compared to 3.92 percent for the second quarter of 2009. For the six-month periods ended June 30, net interest margin was 4.12 percent during 2010 and 3.93 percent during 2009.

Fuller said, “We are extremely pleased with our ability to maintain a net interest margin above the 4.00 percent level now for four consecutive quarters. Our net interest margin of 4.09 percent for the second quarter was an improvement of 17 basis points over one year ago.”

Net interest income on a tax-equivalent basis totaled $37.0 million during the second quarter of 2010, an increase of $3.6 million or 11 percent from the $33.4 million recorded during the second quarter of 2009.  For the first six months of 2010, net interest income on a tax-equivalent basis was $72.9 million, an increase of $7.3 million or 11 percent from the $65.6 million recorded during the first six months of 2009. These increases reflect our success in focusing during the past six months on optimizing the composition of our interest bearing liabilities by de-emphasizing more expensive time deposits, which decreased from 50 percent of total average interest bearing deposits during the first half of 2009 to 39 percent during the first half of 2010.

On a tax-equivalent basis, interest income in the second quarter of 2010 was consistent with the interest income earned in the second quarter of 2009 at $51.5 million. For the first six months of 2010, interest income on a tax-equivalent basis was $102.3 million compared to $102.4 million during the same period in 2009. The $211.8 million or 6 percent growth in average earning assets during the second quarter of 2010 and the $206.1 million or 6 percent growth in average earning assets during the first six months of 2010 compared to the same periods in 2009 was offset by the impact of a decrease in the average interest rate earned on these assets. The composition of average earning assets continued to change as the percentage of loans, which are typically the highest yielding asset, to total average earning assets was 66 percent during the first half of 2010 compared to 70 percent during the first half of 2009.

Interest expense for the second quarter of 2010 was $14.4 million, a decrease of $3.7 million or 20 percent from $18.1 million in the second quarter of 2009. On a six-month comparative basis, interest expense decreased $7.4 million or 20 percent. Despite an increase in average interest bearing liabilities of $181.0 million or 6 percent for the quarter ended June 30, 2010, as compared to the same quarter in 2009, the average interest rates paid on Heartland’s deposits and borrowings declined 60 basis points from 2.43 percent in 2009 to 1.83 percent in 2010, in large part because of our de-emphasis in time deposits. For the six-month comparative period, average interest bearing liabilities increased $212.7 million or 7 percent while the average interest rate paid on these liabilities was 2.52 percent in 2009 compared to 1.87 percent in 2010, a 65 basis point decrease.

Noninterest Income Decreases; Noninterest Expense Decreases

Noninterest income was $10.8 million during the second quarter of 2010 compared to $14.6 million during the second quarter of 2009, a decrease of $3.8 million or 26 percent. For the first six months of 2010, noninterest income was $21.4 million compared to $27.4 million during the first six months of 2009, a decrease of $6.0 million or 22 percent. These decreases were primarily due to reductions in loan servicing income, securities gains and gains on sale of loans. A portion of the decreases in these noninterest income categories was offset by increases in service charges and fees, which grew by $385,000 or 12 percent during the quarter and $702,000 or 12 percent during the first half of the year, and trust fees, which grew by $359,000 or 18 percent during the quarter and $843,000 or 23 percent during the first half of the year.

Loan servicing income decreased $1.7 million or 51 percent for the quarter and $3.1 million or 50 percent for the six-month periods under comparison. Included in loan servicing income is mortgage servicing rights income, which was $957,000 during the second quarter of 2010 compared to $3.2 million during the second quarter of 2009, and amortization of mortgage servicing rights, which was $707,000 during the second quarter of 2010 compared to $1.0 million during the second quarter of 2009. For the first six months of 2010, mortgage servicing rights income was $1.7 million and the amortization of mortgage servicing rights was $1.3 million compared to $6.4 million and $2.4 million, respectively, during the first six months of 2009. These components of loan servicing income decreased during the first half of 2010 as the volume of mortgage loans originated and sold into the secondary market returned to more normal levels from the abnormally high levels created by a low interest rate environment in the first half of 2009. Also included in loan servicing income are the fees collected for the servicing of mortgage loans for others, which was $743,000 during the second quarter of 2010 compared to $553,000 during the second quarter of 2009. For the first six months of 2010, the fees collected for the servicing of mortgage loans for others was $1.5 million compared to $1.0 million during the same period in 2009. The portfolio of mortgage loans serviced for others by Heartland totaled $1.22 billion at June 30, 2010, compared to $1.02 billion at June 30, 2009. Securities gains totaled $1.1 million during the second quarter of 2010 compared to $2.2 million during the second quarter of 2009. For the six-month comparative period, securities gains totaled $2.5 million during 2010 compared to $5.2 million during 2009. There was a higher volume of securities sales during the first half of 2009 as securities designed to outperform in a declining rate environment were sold and replaced with securities that are expected to outperform as rates rise. Gains on sale of loans totaled $1.1 million during the second quarter of 2010 compared to $2.2 million during the second quarter of 2009. For the first six months of 2010, gains on sale of loans totaled $1.9 million compared to $4.0 million for the first six months of 2009. As long-term mortgage loan rates fell below 5.00 percent during the first half of 2009, refinancing activity significantly increased on 15- and 30-year, fixed-rate mortgage loans which Heartland normally elects to sell into the secondary market and retain the servicing.

Fuller stated, “Consistent with our industry, noninterest income decreased from last year’s quarter due to lower mortgage banking revenue and reduced securities gains. However, we believe that residential mortgage lending will recover with the economy and are channeling resources to build this line of business at all of our banks.”

For the second quarter of 2010, noninterest expense totaled $29.6 million, a decrease of $902,000 or 3 percent from the same period in 2009. This decrease was primarily attributable to lower FDIC assessments, which totaled $1.4 million during the second quarter of 2010 compared to $2.8 million during the second quarter of 2009, and net losses on repossessed assets, which totaled $1.6 million during the second quarter of 2010 compared to $2.5 million during the second quarter of 2009. Included in the FDIC insurance assessments recorded during the second quarter of 2009 was $1.7 million for an emergency special assessment. For the six-month period ended June 30, 2010, noninterest expense was $58.5 million compared to $58.8 million during the same six-month period in 2009. The largest component of noninterest expense, salaries and employee benefits, increased $622,000 or 4 percent during the second quarter of 2010 compared to the second quarter of 2009 as we marginally increased compensation to many of our employees after freezing their salaries during the previous year. For the six-month comparative period, salaries and employee benefits decreased $388,000 or 1 percent. Total full-time equivalent employees remained consistent at 1,020 on both June 30, 2010 and 2009.

Heartland’s effective tax rate was 28.74 percent for the first half of 2010 compared to 30.05 percent for the first half of 2009. Heartland’s effective tax rate is affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 30.37 percent during the first half of 2010 compared to 25.21 percent during the first half of 2009. The tax-equivalent adjustment for this tax-exempt interest income was $2.4 million during the first six months of 2010 compared to $2.1 million during the same six months in 2009.

Loan Demand Remains Soft; Growth in Demand Deposits

At June 30, 2010, total assets had experienced a slight increase of $4.6 million or less than 1 percent annualized since year-end 2009. Securities represented 30 percent of total assets at June 30, 2010, compared to 29 percent of total assets at December 31, 2009.

Total loans and leases, exclusive of those covered by the FDIC loss share agreements, were $2.39 billion at June 30, 2010, compared to $2.33 billion at year-end 2009, an increase of $54.6 million or 5 percent annualized. Growth in total loans and leases was $16.5 million during the second quarter of 2010 and $38.1 million during the first quarter of 2010. The loan category experiencing the majority of this growth was commercial and commercial real estate loans, which totaled $1.74 billion at June 30, 2010, an increase of $70.7 million or 8 percent annualized since year-end 2009. This growth occurred at Dubuque Bank and Trust Company and Wisconsin Community Bank.

Total deposits were $3.02 billion at June 30, 2010, compared to $3.05 billion at year-end 2009, a decrease of $34.2 million or 2 percent annualized. The decrease in total deposits was distributed between the first two quarters of 2010 at $21.2 million during the second quarter and $13.0 million during the first quarter. The composition of our deposits continued to improve during the first half of 2010, as demand deposits increased $47.7 million during the second quarter and $29.2 million during the first quarter. Conversely, time deposits, exclusive of brokered deposits, experienced a decrease of $49.6 million during the second quarter and $55.2 million during the first quarter. At June 30, 2010, brokered time deposits totaled $37.3 million or 1 percent of total deposits compared to $41.8 million or 1 percent of total deposits at year-end 2009.

“Deposit growth in our targeted non-time categories remains strong,” Fuller noted.  “Remarkably, nearly seventy percent of total deposits are comprised of demand and savings. Overall, deposits grew by 7 percent over last year, somewhat slower than recent quarters and a reflection of our strategy to slow the inflow and change to a more profitable mix.”

Nonperforming Assets Increase; Allowance for Loan Losses Increase

The allowance for loan and lease losses at June 30, 2010, was 2.03 percent of loans and leases and 56.89 percent of nonperforming loans compared to 1.80 percent of loans and leases and 53.56 percent of nonperforming loans at December 31, 2009, and 1.57 percent of loans and leases and 52.32 percent of nonperforming loans at June 30, 2009. The provision for loan losses was $10.0 million for the second quarter of both 2010 and 2009. The first six months of 2010 provision for loan losses was $18.8 million compared to $16.7 million for the first six months of 2009. Additions to the allowance for loan and lease losses during the first half of 2010 were driven by a variety of factors including the continuation of depressed economic conditions, primarily in Heartland’s Western markets of Arizona and Montana, that have resulted in increased delinquencies, reductions in the appraised values of collateral and downgrades in internal risk ratings of loans, including particularly the loans in those geographies.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $84.9 million or 3.56 percent of total loans and leases at June 30, 2010, compared to $78.1 million or 3.35 percent of total loans and leases at December 31, 2009, and $71.2 million or 3.00 percent of total loans and leases at June 30, 2009. Approximately 65 percent, or $55.5 million, of Heartland’s nonperforming loans are to 22 borrowers, with $29.2 million originated by Rocky Mountain Bank, $10.5 million originated by Summit Bank & Trust, $5.7 million originated by Wisconsin Community Bank, $5.5 million originated by New Mexico Bank & Trust, $3.1 million originated by Arizona Bank & Trust and $1.5 million originated by Riverside Community Bank. The portion of Heartland’s nonperforming loans covered by government guarantees was $3.7 million at June 30, 2010.

Other real estate owned, exclusive of assets covered under the loss sharing agreements, was $32.6 million at June 30, 2010, compared to $30.2 million at December 31, 2009, and $29.3 million at June 30, 2009. Liquidation strategies have been identified for all the assets held in other real estate owned. Management plans to market these properties through an orderly liquidation process instead of a quick liquidation process that would likely result in discounts greater than the projected carrying costs.

Net charge-offs on loans not covered by loss share agreements during the second quarter of 2010 were $7.9 million compared to $10.1 million during the second quarter of 2009. For the six-month period ended on June 30, net charge-offs not covered by loss share agreements were $12.1 million in 2010 and $15.1 million in 2009. A large portion of the net charge-offs in both years was related to commercial real estate development loans and residential lot loans.

“We are obviously dissatisfied with the increase in nonperforming assets to $118 million. The reduction of nonperforming assets clearly continues as our number one priority. To that end, we strengthened our commitment in this regard earlier in the year by staffing up the special assets team in our Western markets. Overall, we believe we are in a stable-to-improving credit environment in which some fluctuations may occur,” Fuller said.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial   877-941-8610 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until July 25, 2011, by dialing 800-406-7325, pass code 4329088, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.0 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Interest Income
Interest and fees on loans and leases	$38,270	$38,423	$75,598	$77,906
Interest on securities and other:
Taxable	8,938	10,039	18,393	18,460
Nontaxable	3,047	2,025	5,896	3,908
Interest on federal funds sold	1	-	1	1
Interest on deposits in other financial institutions	7	-	12	1
Total Interest Income	50,263	50,487	99,900	100,276
Interest Expense
Interest on deposits	9,955	13,576	20,715	27,698
Interest on short-term borrowings	291	173	525	385
Interest on other borrowings	4,208	4,360	8,167	8,738
Total Interest Expense	14,454	18,109	29,407	36,821
Net Interest Income	35,809	32,378	70,493	63,455
Provision for loan and lease losses	9,955	10,041	18,849	16,706
Net Interest Income After Provision for Loan and Lease Losses	25,854	22,337	51,644	46,749
Noninterest Income
Service charges and fees	3,494	3,109	6,698	5,996
Loan servicing income	1,620	3,311	3,047	6,097
Trust fees	2,330	1,971	4,511	3,668
Brokerage and insurance commissions	785	715	1,497	1,596
Securities gains, net	1,050	2,206	2,506	5,171
Gain (loss) on trading account securities	(264)	348	(216)	62
Gains on sale of loans	1,083	2,231	1,881	4,039
Income on bank owned life insurance	293	213	607	343
Other noninterest income	443	560	896	454
Total Noninterest Income	10,834	14,664	21,427	27,426
Noninterest Expense
Salaries and employee benefits	15,574	14,952	30,997	31,385
Occupancy	2,201	2,176	4,495	4,551
Furniture and equipment	1,599	1,695	3,046	3,342
Professional fees	2,549	2,151	4,760	4,321
FDIC insurance assessments	1,384	2,818	2,804	3,865
Advertising	1,052	949	1,866	1,532
Intangible assets amortization	145	234	296	469
Net loss on repossessed assets	1,636	2,532	3,700	3,152
Other noninterest expenses	3,435	2,970	6,512	6,146
Total Noninterest Expense	29,575	30,477	58,476	58,763
Income Before Income Taxes	7,113	6,524	14,595	15,412
Income taxes	2,035	1,812	4,195	4,631
Net Income	5,078	4,712	10,400	10,781
Net income attributable to noncontrolling interest, net of tax	25	44	50	103
Net Income Attributable to Heartland	5,103	4,756	10,450	10,884
Preferred dividends and discount	(1,336)	(1,336)	(2,672)	(2,672)
Net Income Available to Common Stockholders	$3,767	$3,420	$7,778	$8,212

Earnings per common share-diluted	$0.23	$0.21	$0.47	$0.50
Weighted average shares outstanding-diluted	16,459,978	16,323,724	16,448,002	16,310,384

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Interest Income
Interest and fees on loans and leases	$38,270	$37,328	$38,191	$38,790	$38,423
Interest on securities and other:
Taxable	8,938	9,455	10,513	10,809	10,039
Nontaxable	3,047	2,849	2,456	2,231	2,025
Interest on federal funds sold	1	-	1	-	-
Interest on deposits in other financial institutions	7	5	9	17	-
Total Interest Income	50,263	49,637	51,170	51,847	50,487
Interest Expense
Interest on deposits	9,955	10,760	12,000	13,046	13,576
Interest on short-term borrowings	291	234	194	154	173
Interest on other borrowings	4,208	3,959	4,250	4,065	4,360
Total Interest Expense	14,454	14,953	16,444	17,265	18,109
Net Interest Income	35,809	34,684	34,726	34,582	32,378
Provision for loan and lease losses	9,955	8,894	10,775	11,896	10,041
Net Interest Income After Provision for Loan and Lease Losses	25,854	25,790	23,951	22,686	22,337
Noninterest Income
Service charges and fees	3,494	3,204	3,257	3,288	3,109
Loan servicing income	1,620	1,427	1,813	1,756	3,311
Trust fees	2,330	2,181	2,156	1,949	1,971
Brokerage and insurance commissions	785	712	697	824	715
Securities gains, net	1,050	1,456	2,186	1,291	2,206
Gain (loss) on trading account securities	(264)	48	(61)	210	348
Impairment loss on securities	-	-	(40)	-	-
Gains on sale of loans	1,083	798	1,168	877	2,231
Income on bank owned life insurance	293	314	362	297	213
Gain on acquisition	-	-	298	998	-
Other noninterest income	443	453	1,534	418	560
Total Noninterest Income	10,834	10,593	13,370	11,908	14,664
Noninterest Expense
Salaries and employee benefits	15,574	15,423	14,419	14,661	14,952
Occupancy	2,201	2,294	2,220	2,221	2,176
Furniture and equipment	1,599	1,447	1,638	1,594	1,695
Professional fees	2,549	2,211	2,100	2,706	2,151
FDIC insurance assessments	1,384	1,420	1,320	1,393	2,818
Advertising	1,052	814	1,065	740	949
Goodwill impairment charge	-	-	12,659	-	-
Intangible assets amortization	145	151	198	199	234
Net loss on repossessed assets	1,636	2,064	4,015	3,680	2,532
Other noninterest expenses	3,435	3,077	3,800	3,129	2,970
Total Noninterest Expense	29,575	28,901	43,434	30,323	30,477
Income (Loss) Before Income Taxes	7,113	7,482	(6,113)	4,271	6,524
Income taxes	2,035	2,160	1,762	803	1,812
Net Income (Loss)	5,078	5,322	(7,875)	3,468	4,712
Net income available to noncontrolling interest, net of tax	25	25	41	44	44
Net Income (Loss) Attributable to Heartland	5,103	5,347	(7,834)	3,512	4,756
Preferred dividends and discount	(1,336)	(1,336)	(1,336)	(1,336)	(1,336)
Net Income (Loss) Available to Common Stockholders	$3,767	$4,011	$(9,170)	$2,176	$3,420

Earnings (loss) per common share-diluted	$0.23	$0.24	$(0.56)	$0.13	$0.21
Weighted average shares outstanding-diluted	16,459,978	16,435,844	16,345,095	16,340,092	16,323,724

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Assets
Cash and cash equivalents	$75,771	$78,010	$182,410	$82,508	$39,961
Securities	1,213,875	1,234,339	1,175,217	1,105,744	1,061,211
Loans held for sale	25,750	16,002	17,310	19,923	24,339
Loans and leases:
Held to maturity	2,385,772	2,369,233	2,331,142	2,367,871	2,375,027
Loans covered by loss share agreements	25,420	27,968	31,860	36,175	-
Allowance for loan and lease losses	(48,314)	(46,350)	(41,848)	(42,260)	(37,234)
Loans and leases, net	2,362,878	2,350,851	2,321,154	2,361,786	2,337,793
Premises, furniture and equipment, net	122,066	121,033	118,835	117,140	117,914
Goodwill	27,548	27,548	27,548	40,207	40,207
Other intangible assets, net	12,426	12,320	12,380	12,101	11,591
Cash surrender value on life insurance	62,113	61,525	55,516	55,141	54,817
Other real estate, net	32,882	28,652	30,568	33,342	29,311
FDIC indemnification asset	1,952	2,357	5,532	4,393	-
Other assets	71,168	65,604	66,521	47,328	49,587
Total Assets	$4,008,429	$3,998,241	$4,012,991	$3,879,613	$3,766,731

Liabilities and Equity
Liabilities
Deposits:
Demand	$537,468	$489,807	$460,645	$451,645	$436,985
Savings	1,552,546	1,571,881	1,554,358	1,386,059	1,259,861
Brokered time deposits	37,285	37,285	41,791	43,473	45,322
Other time deposits	888,847	938,438	993,595	1,063,237	1,085,335
Total deposits	3,016,146	3,037,411	3,050,389	2,944,414	2,827,503
Short-term borrowings	200,515	190,732	162,349	111,346	132,301
Other borrowings	425,994	426,039	451,429	457,444	457,508
Accrued expenses and other liabilities	38,273	28,226	33,767	38,044	31,459
Total Liabilities	3,680,928	3,682,408	3,697,934	3,551,248	3,448,771

Equity
Preferred equity	77,853	77,539	77,224	76,909	76,594
Common equity	246,922	235,543	235,057	248,583	238,449
Total Heartland Stockholders’ Equity	324,775	313,082	312,281	325,492	315,043
Noncontrolling interest	2,726	2,751	2,776	2,873	2,917
Total Equity	327,501	315,833	315,057	328,365	317,960
Total Liabilities and Equity	$4,008,429	$3,998,241	$4,012,991	$3,879,613	$3,766,731

Common Share Data
Book value per common share	$15.08	$14.40	$14.38	$15.23	$14.62
FAS 115 effect on book value per common share	$0.93	$0.28	$0.38	$0.62	$(0.02)
Common shares outstanding, net of treasury stock	16,375,460	16,357,874	16,346,362	16,321,953	16,310,825

Tangible Capital Ratio(1)	5.45%	5.17%	5.14%	5.35%	5.24%

(1)	Total common stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Average Balances
Assets	$4,033,350	$3,763,003	$4,009,072	$3,711,104
Loans and leases, net of unearned	2,437,357	2,384,568	2,410,923	2,404,087
Deposits	3,040,763	2,790,322	3,032,795	2,732,321
Earning assets	3,632,056	3,420,233	3,571,035	3,364,894
Interest bearing liabilities	3,165,862	2,984,903	3,164,512	2,951,833
Common stockholders’ equity	241,816	238,878	239,921	237,038
Total stockholders’ equity	322,110	318,077	320,068	316,022
Tangible common stockholders’ equity	211,640	195,483	209,666	193,524

Earnings Performance Ratios
Annualized return on average assets	0.37%	0.36%	0.39%	0.45%
Annualized return on average common equity	6.25	5.74	6.54	6.99
Annualized return on average common tangible equity	7.14	7.02	7.48	8.56
Annualized net interest margin(1)	4.09	3.92	4.12	3.93
Efficiency ratio(2)	63.14	66.40	63.69	66.92

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Average Balances
Assets	$4,033,350	$3,984,794	$3,975,107	$3,853,658	$3,763,003
Loans and leases, net of unearned	2,437,357	2,384,490	2,410,459	2,430,161	2,384,568
Deposits	3,040,763	3,024,827	3,013,644	2,912,325	2,790,322
Earning assets	3,632,056	3,510,015	3,525,624	3,496,607	3,420,233
Interest bearing liabilities	3,165,862	3,163,161	3,127,792	3,041,502	2,984,903
Common stockholders’ equity	241,816	238,028	246,505	243,542	238,878
Total stockholders’ equity	322,110	318,027	326,254	323,040	318,077
Tangible common stockholders’ equity	211,640	207,695	203,573	200,370	195,483

Earnings Performance Ratios
Annualized return on average assets	0.37%	0.41%	(0.92)%	0.22%	0.36%
Annualized return on average common equity	6.25	6.83	(14.76)	3.54	5.74
Annualized return on average common tangible equity	7.14	7.83	(17.87)	4.31	7.02
Annualized net interest margin(1)	4.09	4.14	4.04	4.06	3.92
Efficiency ratio(2)	63.14	64.27	92.19	65.55	66.40

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For	As of and For
	the Qtr. Ended	the Qtr. Ended	the Qtr. Ended	the Qtr. Ended	the Qtr. Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,740,856	$1,710,669	$1,670,108	$1,694,589	$1,701,933
Residential mortgage	169,105	175,065	175,059	184,292	187,016
Agricultural and agricultural real estate	255,576	258,239	256,780	257,738	255,340
Consumer	223,800	228,311	231,709	233,259	231,986
Direct financing leases, net	1,420	1,951	2,326	2,882	3,615
Unearned discount and deferred loan fees	(4,985)	(5,002)	(4,840)	(4,889)	(4,863)
Total loans and leases held to maturity	$2,385,772	$2,369,233	$2,331,142	$2,367,871	$2,375,027
Loans covered under loss share agreements:
Commercial and commercial real estate	$12,266	$13,241	$15,068	$17,109	$-
Residential mortgage	7,148	8,064	8,984	10,201	-
Agricultural and agricultural real estate	3,346	2,806	3,626	4,117	-
Consumer	2,660	3,857	4,182	4,748	-
Total loans and leases covered underloss share agreements	$25,420	$27,968	$31,860	$36,175	$-

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$84,925	$78,239	$78,118	$78,940	$71,116
Loans and leases past due ninety days or more as to interest or principal payments	-	47	17	5,063	54
Other real estate owned	32,554	28,290	30,205	32,643	29,311
Other repossessed assets	486	528	501	565	1,477
Total nonperforming assets not covered under loss share agreements	$117,965	$107,104	$108,841	$117,211	$101,958

Covered under loss share agreements:
Nonaccrual loans	$4,949	$4,621	$4,170	$4,102	$-
Loans and leases past due ninety days or more as to interest or principal payments	-	-	-	-	-
Other real estate owned	328	362	363	599	-
Other repossessed assets	-	-	-	-	-
Total nonperforming assets covered under loss share agreements	$5,277	$4,983	$4,533	$4,701	$-

Allowance for Loan and Lease Losses
Balance, beginning of period	$46,350	$41,848	$42,260	$37,234	$37,277
Provision for loan and lease losses	9,955	8,894	10,775	11,896	10,041
Charge offs on loans not covered by loss share agreements	(8,879)	(4,505)	(10,115)	(7,465)	(10,406)
Charge offs on loans covered by loss share agreements	(46)	(264)	(1,344)	-	-
Recoveries	934	377	272	595	322
Balance, end of period	$48,314	$46,350	$41,848	$42,260	$37,234

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	3.56%	3.30%	3.35%	3.55%	3.00%
Ratio of nonperforming assets to total assets	2.94%	2.68%	2.71%	3.02%	2.71%
Annualized ratio of net loan charge-offs to average loans and leases	1.32%	0.75%	1.84%	1.12%	1.70%
Allowance for loan and lease losses as a percent of loans and leases	2.03%	1.96%	1.80%	1.78%	1.57%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	56.89%	59.21%	53.56%	50.31%	52.32%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2010			June 30, 2009
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$980,894	$8,914	3.65%	$891,873	$10,038	4.51%
Nontaxable(1)	255,226	4,022	6.32%	178,433	2,879	6.47%
Total securities	1,236,120	12,936	4.20%	1,070,306	12,917	4.84%
Interest bearing deposits	4,555	7	0.62%	1,727	2	0.46%
Federal funds sold	349	1	1.15%	139	-	0.00%
Loans and leases:
Commercial and commercial real estate(1)	1,750,917	25,837	5.92%	1,676,614	25,092	6.00%
Residential mortgage	198,059	2,497	5.06%	217,054	3,225	5.96%
Agricultural and agricultural real estate(1)	260,301	4,098	6.31%	257,283	4,224	6.59%
Consumer	226,344	5,029	8.91%	229,298	5,038	8.81%
Direct financing leases, net	1,736	25	5.78%	4,319	60	5.57%
Fees on loans	-	1,082	-	-	991	-
Less: allowance for loan and lease losses	(46,325)	-	-	(36,507)	-	-
Net loans and leases	2,391,032	38,568	6.47%	2,348,061	38,630	6.60%
Total earning assets	3,632,056	51,512	5.69%	3,420,233	51,549	6.05%
Nonearning Assets	401,294			342,770
Total Assets	$4,033,350	$51,512		$3,763,003	$51,549
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,576,820	$3,753	0.95%	$1,213,206	$4,568	1.51%
Time, $100,000 and over	300,454	1,912	2.55%	389,827	2,965	3.05%
Other time deposits	649,680	4,290	2.65%	763,416	6,043	3.17%
Short-term borrowings	212,539	291	0.55%	142,600	173	0.49%
Other borrowings	426,369	4,208	3.96%	475,854	4,360	3.68%
Total interest bearing liabilities	3,165,862	14,454	1.83%	2,984,903	18,109	2.43%
Noninterest Bearing Liabilities
Noninterest bearing deposits	513,809			423,873
Accrued interest and other liabilities	31,569			36,510
Total noninterest bearing liabilities	545,378			460,023
Stockholders’ Equity	322,110			318,077
Total Liabilities and Stockholders’ Equity	$4,033,350			$3,763,003
Net interest income(1)		$37,058			$33,440
Net interest spread(1)			3.86%			3.61%
Net interest income to total earning assets(1)			4.09%			3.92%
Interest bearing liabilities to earning assets	87.16%			87.27%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2010			June 30, 2009
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$953,528	$18,369	3.88%	$825,928	$18,459	4.51%
Nontaxable(1)	247,406	7,829	6.38%	169,290	5,599	6.67%
Total securities	1,200,934	26,198	4.40%	995,218	24,058	4.87%
Interest bearing deposits	3,701	12	0.65%	1,181	3	0.51%
Federal funds sold	483	1	0.42%	462	1	0.44%
Loans and leases:
Commercial and commercial real estate(1)	1,723,039	50,658	5.93%	1,685,205	51,234	6.13%
Residential mortgage	197,415	5,217	5.33%	226,966	6,674	5.93%
Agricultural and agricultural real estate(1)	259,535	8,082	6.28%	256,671	8,316	6.53%
Consumer	229,002	10,003	8.81%	230,313	10,011	8.77%
Direct financing leases, net	1,932	57	5.95%	4,932	128	5.23%
Fees on loans	-	2,068	-	-	1,957	-
Less: allowance for loan and lease losses	(45,006)	-	-	(36,054)	-	-
Net loans and leases	2,365,917	76,085	6.49%	2,368,033	78,320	6.67%
Total earning assets	3,571,035	102,296	5.78%	3,364,894	102,382	6.14%
Nonearning Assets	438,037			346,210
Total Assets	$4,009,072	$102,296		$3,711,104	$102,382
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,562,980	$7,889	1.02%	$1,164,760	$9,092	1.57%
Time, $100,000 and over	312,671	3,982	2.57%	392,387	6,203	3.19%
Other time deposits	666,770	8,844	2.67%	766,430	12,403	3.26%
Short-term borrowings	190,888	525	0.55%	156,713	385	0.50%
Other borrowings	431,203	8,167	3.82%	471,543	8,738	3.74%
Total interest bearing liabilities	3,164,512	29,407	1.87%	2,951,833	36,821	2.52%
Noninterest Bearing Liabilities
Noninterest bearing deposits	490,374			408,744
Accrued interest and other liabilities	34,118			34,505
Total noninterest bearing liabilities	524,492			443,249
Stockholders’ Equity	320,068			316,022
Total Liabilities and Stockholders’ Equity	$4,009,072			$3,711,104
Net interest income(1)		$72,889			$65,561
Net interest spread(1)			3.90%			3.62%
Net interest income to total earning assets(1)			4.12%			3.93%
Interest bearing liabilities to earning assets	88.62%			87.72%

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and	As of and	As of and	As of and	As of and
	For the	For the	For the	For the	For the
	Qtr. Ended	Qtr. Ended	Qtr. Ended	Qtr. Ended	Qtr. Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Total Assets
Dubuque Bank and Trust Company	$1,128,580	$1,160,474	$1,249,124	$1,104,217	$1,097,161
New Mexico Bank & Trust	878,518	849,428	868,295	785,146	791,019
Wisconsin Community Bank	458,468	456,510	448,106	433,900	434,362
Rocky Mountain Bank	439,241	454,558	469,723	468,695	470,220
Galena State Bank & Trust Co.	283,038	287,495	291,412	288,501	231,655
Riverside Community Bank	295,671	283,195	283,258	277,639	270,354
Arizona Bank & Trust	267,959	267,453	258,280	268,600	251,562
First Community Bank	118,887	119,962	121,492	121,938	125,069
Summit Bank & Trust	97,332	95,442	97,025	99,724	91,211
Minnesota Bank & Trust	55,722	54,318	49,330	39,283	34,547
Total Deposits
Dubuque Bank and Trust Company	$784,955	$806,574	$864,133	$815,553	$798,927
New Mexico Bank & Trust	624,454	608,030	589,468	563,414	552,650
Wisconsin Community Bank	358,034	355,880	358,994	338,328	330,327
Rocky Mountain Bank	350,636	363,842	376,487	364,570	364,159
Galena State Bank & Trust Co.	243,964	250,621	253,073	244,389	196,035
Riverside Community Bank	242,964	233,440	232,459	226,791	220,097
Arizona Bank & Trust	229,885	230,699	202,730	215,092	198,310
First Community Bank	97,057	98,691	100,328	99,351	99,772
Summit Bank & Trust	82,445	81,414	85,131	89,130	79,991
Minnesota Bank & Trust	41,234	39,912	34,616	24,364	18,477
Net Income (Loss)
Dubuque Bank and Trust Company	$3,304	$4,921	$3,751	$3,863	$4,144
New Mexico Bank & Trust	1,828	2,341	1,640	1,955	1,434
Wisconsin Community Bank	2,271	1,367	770	1,198	1,464
Rocky Mountain Bank	1,204	(596)	(6,399)	(463)	204
Galena State Bank & Trust Co.	967	1,046	663	962	513
Riverside Community Bank	290	640	(55)	283	(326)
Arizona Bank & Trust	(2,004)	(2,900)	(5,117)	(1,227)	(1,151)
First Community Bank	19	399	(225)	101	(209)
Summit Bank & Trust	399	(118)	(490)	(1,366)	(1,169)
Minnesota Bank & Trust	(134)	(123)	(203)	(221)	(225)
Return on Average Assets
Dubuque Bank and Trust Company	1.13%	1.66%	1.25%	1.40%	1.50%
New Mexico Bank & Trust	0.83	1.12	0.79	0.99	0.73
Wisconsin Community Bank	1.98	1.23	0.69	1.09	1.35
Rocky Mountain Bank	1.08	(0.53)	(5.30)	(0.39)	0.17
Galena State Bank & Trust Co.	1.35	1.46	0.90	1.34	0.90
Riverside Community Bank	0.40	0.93	(0.08)	0.41	(0.50)
Arizona Bank & Trust	(2.95)	(4.62)	(7.60)	(1.86)	(1.88)
First Community Bank	0.06	1.35	(0.72)	0.32	(0.67)
Summit Bank & Trust	1.65	(0.50)	(1.94)	(5.62)	(5.59)
Minnesota Bank & Trust	(1.00)	(0.95)	(1.95)	(2.42)	(2.77)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	4.04%	4.05%	3.98%	3.98%	3.72%
New Mexico Bank & Trust	3.94	4.18	4.23	4.67	4.38
Wisconsin Community Bank	4.35	3.80	3.91	3.76	4.12
Rocky Mountain Bank	3.79	3.90	3.68	3.80	3.82
Galena State Bank & Trust Co.	3.56	3.48	3.46	3.47	3.59
Riverside Community Bank	3.84	3.95	4.14	3.86	3.38
Arizona Bank & Trust	3.46	3.64	3.58	3.33	3.20
First Community Bank	3.58	3.79	4.24	4.31	3.60
Summit Bank & Trust	3.98	3.29	3.00	2.47	3.17
Minnesota Bank & Trust	3.24	3.24	4.16	3.86	3.94

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of	As of	As of	As of	As of
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$698,562	$681,668	$658,274	$653,579	$669,925
New Mexico Bank & Trust	513,257	509,696	502,497	513,560	499,597
Wisconsin Community Bank	323,024	314,102	274,487	289,558	298,817
Rocky Mountain Bank	272,035	281,079	292,914	302,494	314,523
Galena State Bank & Trust Co.	133,666	131,539	134,104	136,700	130,011
Riverside Community Bank	159,137	157,511	161,280	161,025	159,977
Arizona Bank & Trust	129,445	131,115	138,604	142,387	135,198
First Community Bank	64,666	66,560	72,113	73,722	72,676
Summit Bank & Trust	53,543	58,272	58,108	58,410	60,948
Minnesota Bank & Trust	25,058	24,997	24,472	22,118	19,977
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$12,343	$10,395	$10,486	$10,318	$9,478
New Mexico Bank & Trust	8,388	7,999	7,578	7,641	7,080
Wisconsin Community Bank	4,306	5,328	5,390	5,133	4,386
Rocky Mountain Bank	6,465	7,434	5,897	6,152	5,743
Galena State Bank & Trust Co.	1,543	1,466	1,989	1,897	1,711
Riverside Community Bank	2,751	2,425	2,395	2,475	2,270
Arizona Bank & Trust	7,912	7,056	3,825	4,380	2,520
First Community Bank	1,262	993	1,072	1,122	989
Summit Bank & Trust	913	994	926	930	922
Minnesota Bank & Trust	242	240	295	276	234
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$5,754	$6,408	$6,102	$7,365	$6,474
New Mexico Bank & Trust	15,901	13,998	14,069	18,693	10,283
Wisconsin Community Bank	10,159	15,773	14,396	13,276	12,173
Rocky Mountain Bank	31,981	21,558	18,443	17,286	18,570
Galena State Bank & Trust Co.	2,605	1,372	1,545	2,045	2,425
Riverside Community Bank	7,722	5,543	8,104	9,493	8,457
Arizona Bank & Trust	5,165	4,922	5,158	5,689	5,806
First Community Bank	2,338	2,512	2,736	3,866	2,893
Summit Bank & Trust	2,691	5,513	6,719	5,528	3,305
Minnesota Bank & Trust	-	-	19	-	-
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.77%	1.52%	1.59%	1.58%	1.41%
New Mexico Bank & Trust	1.63	1.57	1.51	1.49	1.42
Wisconsin Community Bank	1.33	1.70	1.96	1.77	1.47
Rocky Mountain Bank	2.38	2.64	2.01	2.03	1.83
Galena State Bank & Trust Co.	1.15	1.11	1.48	1.39	1.32
Riverside Community Bank	1.73	1.54	1.48	1.54	1.42
Arizona Bank & Trust	6.11	5.38	2.76	3.08	1.86
First Community Bank	1.95	1.49	1.49	1.52	1.36
Summit Bank & Trust	1.71	1.71	1.59	1.59	1.51
Minnesota Bank & Trust	0.97	0.96	1.21	1.25	1.17

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